UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

March 31, 2005

US Airways Group, Inc.
(Debtor-in-Possession)
(Commission file number: 1-8444)

and

US Airways, Inc.
(Debtor-in-Possession)
(Commission file number 1-8442)

(Exact Names of Registrants as specified in their charters)

Delaware                              US Airways Group, Inc.  54-1194634
(State of Incorporation         US Airways, Inc.             53-0218143
of both registrants)               (I.R.S. Employer Identification Nos.)

2345 Crystal Drive, Arlington, VA 22227
(Address of principal executive offices)
(703) 872-7000
(Registrants' telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

  On March 31, 2005, U.S. Bankruptcy Judge Stephen S. Mitchell authorized the implementation of transactions in accordance with the Investment Agreement dated as of March 15, 2005 (the "Investment Agreement"), among Wexford Capital LLC ("Wexford"), Republic Airways Holdings Inc. ("Republic"), US Airways Group, Inc. ("Group" or the "Company") and US Airways, Inc.("US Airways," and collectively with Group, the "Debtors"). The key elements of the Investment Agreement are summarized in outline form below.

(a)     Investor: Wexford, on behalf of itself and its affiliated funds and managed accounts, and/or Republic.

(b)     Investment: A number of shares of common stock of the reorganized Company ("New Common Stock") resulting in between 19% and 25% of the equity of the reorganized Company, determined pursuant to Schedule 1 to the Investment Agreement, subject to adjustment depending upon the equity investments made by other Substantial Investors (as defined in the Investment Agreement).

(c)     Investment Price: $125 million.

(d)     Representations and Warranties: The Investment Agreement contains customary representations and warranties, including, without limitation, those regarding: (i) corporate organization and qualification; (ii) corporate power and authority; (iii) consents; (iv) court orders; (v) capitalization; (vi) reports and financial statements; (vii) property; (viii) taxes; (ix) insurance; (x) regulatory status; and (xi) labor matters.

(e)     Covenants: The Investment Agreement contains customary pre-closing covenants and specific covenants pertaining to, among other things: (i) the parties' entry into an Amended and Restated Jet Service Agreement (the "Amended and Restated JSA") and their undertaking to use commercially reasonable efforts to negotiate and agree upon the remaining Transaction Documents (as defined in the Investment Agreement); (ii) the operation of the Debtors' businesses and the maintenance of their properties and assets; (iii) the Debtors' undertaking to use commercially reasonable efforts to, and to cause their subsidiaries to, maintain their right to operate the Slots (as defined below) and their rights, interests, privileges and authority in and to the Gates (as defined below); (iv) the Debtors' delivery to the Investor of certain reports regarding the Debtors' business operations; and (v) the parties' obligation to make any required filings or notifications under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any other antitrust or similar competition laws. The Investment Agreement also contains additional covenants regarding: (i) Group's obligation to register and list the New Common Stock; (ii) limitations on the Investor's right to resell shares of New Common Stock; (iii) the Investor's obligation to maintain sufficient and adequate resources to consummate the Transactions; and (iv) Group's use and transfer of the Slots.

(f)     Business Plan: In addition to the conditions described below, the Investor's commitment to make the $125 million equity investment is subject to the Investor and Group reaching agreement on a business plan for the reorganized Group and its subsidiaries for the years 2005 - 2007. If Group makes a material amendment to the business plan, the Investor's obligation will be conditioned on its agreement with the amended business plan. If Group and the Investor do not agree on a form of business plan and the reorganized Group raises equity capital from a new investor in connection with its plan of reorganization (the "Plan") on terms and conditions substantially identical, in all material respects, to those contained in the Investment Agreement, then Group will have the right, subject to certain conditions, to terminate up to ten of the ERJ-145 aircraft flown under the Amended and Restated JSA. In addition, Group will grant the Investor a right of first offer in the event that Group proposes to offer any equity securities of the reorganized Group in connection with the Plan on terms different, in any material respect, than those contained in the Investment Agreement. If the Investor declines to invest in the revised offer, Group will have the right, subject to certain conditions, to terminate up to ten of the ERJ-145 aircraft flown under the Amended and Restated JSA if Group is able to raise equity capital on the terms offered to the Investor. Alternatively, Group may choose not to extend a right of first offer to the Investor, but in such case, Group forfeits the right to terminate the ERJ-145 aircraft.

(g)     Conditions: A number of conditions must be satisfied or waived by the Investor before the Debtors may require the Investor to invest $125 million in the Debtors through the purchase of shares of New Common Stock incident to Plan (the "Equity Investment Option"), including, without limitation, customary closing conditions and the following:

         (i)     All definitive documents contemplated in the Investment Agreement and the related term sheets to be entered into among the Investor and the Debtors, or their applicable affiliates, must be prepared, negotiated and finalized and, to the extent applicable, executed, and the bankruptcy court's approval of the Transactions, as necessary, must be obtained;
         (ii)     Group and the Investor must enter into a shareholders agreement and investor rights agreement with Group and any other Substantial Investor containing customary terms and conditions reasonably acceptable to the Investor;
         (iii)     The Investor-designated members of the Board of Directors of the reorganized Group must be elected or appointed;
         (iv)     Group must receive all regulatory approvals, permits, authorizations, agreements, and third-party consents required to consummate the Transactions and necessary to permit the reorganized Group to carry on its business;
         (v)      In connection with its emergence from the bankruptcy proceedings, Group must receive, on the effective date of the Plan (the "Effective Date"), cash equity investments of not less than $350 million (including any loans converted to equity under the Eastshore Aviation LLC Junior Secured Debtor-in-Posession Credit Facility Agreement).
         (vi)    A Material Adverse Effect (as defined in the Investment Agreement) must not have occurred between the date of the most recent final approved business plan and the closing of the issuance and sale of the New Common Stock (the "Closing");
         (vii)    The effective date of Group's Plan must occur not later than December 31, 2005;
         (viii)    The Debtors must exercise and consummate the Slots Option (defined below) and the purchase by Republic of the Currently Owned Aircraft (defined below) must be consummated;
         (ix)    All material contracts necessary for successful implementation of the Plan must be assumed or be assumable by the Debtors;
         (x)     The Debtors' chapter 11 cases must not have been converted to case under chapter 7 of the Bankruptcy Code and no trustee must have been appointed in these chapter 11 cases under any chapter of the Bankruptcy Code;
         (xi)     The Debtors' collective bargaining agreements must be in full force and effect, without any material disputes or arbitrations; and
         (xii)     The Investor must approve the business plan for the reorganized Group and its subsidiaries.

(h)    Termination Events: The Investment Agreement may be terminated by either the Investor or Group, as applicable, upon the occurrence of, among other things, the following:

         (i)     the Closing of the Equity Investment Option has not occurred on or before December 31, 2005;
         (ii)     the Omnibus Order approving the Investment Agreement and the other Transactions, and approving the Debtors' assumption of the Amended and Restated JSA (the "Omnibus Order"), has not been entered by the bankruptcy court by April 20, 2005;
         (iii)     the occurrence of the other party's material breach of a representation, warranty or covenant contained in the Investment Agreement, subject to certain cure rights; or
         (iv)     the parties mutually agree in writing to a termination.

     In the event the Investment Agreement is terminated, all provisions thereof will become null and void, except, under certain circumstances, the provisions regarding (A) the Investors' one-time right to purchase the Currently Owned Aircraft (and, if applicable, the EMB Committed Aircraft, each as defined below) and assume the Leased Aircraft, as described in Exhibit B to the Investment Agreement and summarized below, and (B) Group's obligation to reimburse the Investor for certain fees and expenses, not to exceed $200,000, if the Slots Option has not been exercised, which will remain in full force and effect.

(i)     Fees and Expenses:

         (i)     Upon the Effective Date of the Plan, Group will pay to the Investor non-refundable fully paid fees as follows: (A) $735,000, if the Slots Option has been exercised, irrespective of whether Group elects to exercise the Equity Investment Option, and (B) $200,000, if the Slots Option has not been exercised.
         (ii)     If the Investment Agreement terminates and Group has not exercised the Slots Option, Group will reimburse the Investor for all reasonable fees and expenses incurred by or on behalf of the Investor in connection with the negotiation, preparation, execution and delivery of the Transaction Documents, with the aggregate amount of such reimbursement not to exceed $200,000.

(j)     Chautauqua Pre-Petition Claims: In settlement of issues surrounding the Jet Service Agreement dated as of March 19, 1999 (the "1999 Jet Services Agreement") between US Airways and Chautauqua Airlines, Inc. ("Chautauqua"), and in consideration of the Investment Agreement, the Debtors have agreed that upon the entry of the Omnibus Order, Chautauqua will be deemed to hold an allowed pre-petition unsecured claim in the chapter 11 cases in the amount of $3.2 million on account of claims arising under the 1999 Jet Service Agreement (the "Chautauqua Pre-Petition Claim"). US Airways will not be required to cure any default under the 1999 Jet Service Agreement in connection with the entering into and assumption of the Amended and Restated JSA.

Slots Option (Exhibit A to Investment Agreement).

(a)    Slots Option: Pursuant to the Slots Option, US Airways has an option to sell to Republic, and to license from Republic the right to use, 113 unrestricted commuter slots located in Ronald Reagan Washington National Airport (DCA) (the "DCA Slots") and 24 unrestricted commuter slots located in LaGuardia Airport (LGA) (the "LGA Slots" and together with the DCA Slots, the "Slots"), subject to consummation of Republic's purchase of the Currently Owned Aircraft. The Slots Option may be exercised, in the Debtors' discretion, prior to the Effective Date and upon thirty days' prior written notice to Republic, but in any event not later than December 31, 2005. The aggregate purchase price for the Slots will be approximately $51.6 million, less the reasonable legal fees and expenses of Republic incurred in connection with the purchase and license-back of the Slots (the "Slots Purchase Price"). Upon US Airways' exercise of the Slots Option and Republic's purchase of the Slots, Republic will simultaneously enter into an agreement to license the Slots (the "Slots License") to US Airways for a term not to exceed the later term of the Amended and Restated JSA and the New JSA (as defined below, and together with the Amended and Restated JSA, the "Jet Services Agreements"). The DCA Slots will be licensed at an agreed annual rate, payable in arrears, while the LGA Slots will be licensed at an annual rate, payable monthly in arrears, in an amount equal to the level monthly payment sufficient to fully amortize the purchase price for such Slots over the earlier of the term of the New JSA and the date on which the applicable Slots expire, at an agreed annual interest rate.

(b)     Slots Repurchase Option: US Airways will retain an option to repurchase (the "Repurchase Option") all, but not less than all, of (i) the DCA Slots, at a price equal to the purchase price paid by Republic for such Slots and (ii) the LGA Slots, at a price equal to the unamortized amount of the purchase price paid by Republic for such Slots. US Airways may exercise the Repurchase Option (A) at any time after the effective date of the Investment Agreement and prior to the expiration of the term of the Slots License, or (B) upon US Airways' termination of either of the Jet Service Agreements as a result of a material breach by the Republic-affiliate that is the counter-party thereto.

(c)     Slots Security Interests: In connection with US Airways' sale of the Slots to Republic, US Airways will grant Republic a perfected security interest and first lien (the "Slots Security Interest") on the Repurchase Option and all proceeds thereof (including, without limitation, the assets acquired upon the exercise of the Repurchase Option) to secure US Airways' obligations under the Jet Service Agreements, with the Slots being transferred, upon US Airways' exercise of the Repurchase Option, to a bankruptcy remote trust for the benefit of the Debtors, subject to the Slots Security Interest. The Slots Security Interest will expire two years following US Airways' exercise of the Repurchase Option, unless on or prior to such date US Airways becomes subject to a bankruptcy proceeding, in which event said two-year period will be tolled until such bankruptcy proceeding is either dismissed or closed.

(d)     Gates Option: In the event that US Airways defaults under the Slots License, or is in default under either of the Jet Service Agreements, and such default is not cured within thirty days of receipt of written notice thereof, Republic will have an option (the "Gates Option") to acquire, through sublease, assignment or otherwise, US Airways' right, title and interest in and to three gates at DCA and two gates at LGA (collectively, the "Gates"), subject to existing restrictions in the underlying leases and receipt of all necessary approvals. The purchase price will be the fair market value of US Airways' rights to the Gates, determined as if no Gates Option existed, with any dispute regarding the purchase price to be resolved by binding arbitration.

(e)      Approvals and Consents: US Airways' sale of the Slots pursuant to the Slots Option, and any sale of Gates pursuant to the Gates Option, will be subject to receipt of any required regulatory approvals and third party consents, including, without limitation, the consents of the ATSB Lender Parties (as defined in the Debtors' term loan agreement (the "ATSB Loan") guaranteed under the Air Transportation Safety and System Stabilization Act by the Air Transportation Stabilization Board).

(f)     Termination of Jet Service Agreements: In the event that (i) US Airways consummates a chapter 11 plan of reorganization, including a chapter 11 liquidating plan, and neither it nor its successor under the plan continues to operate as an airline, and substantially all of the US Airways' flight operations are, therefore, discontinued, or (ii) US Airways' Case is dismissed or converted to a case under chapter 7 of the Bankruptcy Code, or US Airways is otherwise liquidated, and as a result of such dismissal, conversion or liquidation, substantially all of US Airways' flight operations are discontinued, US Airways may reject or terminate either or both of the Jet Service Agreements by providing ten (10) business days prior written notice to Chautaugua, Republic, or the applicable Republic Affiliate, as the case may be, and US Airways shall be deemed to have breached such Jet Service Agreement(s) as of the effective date of the applicable notice (the "Breach Date") and Chautauqua, Republic, or the applicable Republic affiliate, as the case may be, shall have, subject to objection as provided below: (x) administrative expense claims under sections 503 and 507 of the Bankrupcy Code for any obligations arising prior to the Breach Date with respect to the applicable Jet Service Agreement and (y) general unsecured pre-petition claims under section 502(g) of the Bankruptcy Code for future damages resulting from such rejection or termination and for obligations that arise after the Breach Date with respect to the applicable Jet Service Agreement. In each case the amount of the respective claims shall be subject to the ordinary claims process, including the right of parties in interest to object to the amount (but only the amount) of such claims.

Republic Aircraft Transaction (Exhibit B to the Investment Agreement)

(a)     Slots Option Exercised: Upon and simultaneously with US Airways' closing of the Slots Option, pursuant to a new jet services agreement (the "New JSA"): (i) US Airways will sell, and Republic will, subject to certain conditions, purchase ten EMB-170 aircraft currently owned by the Debtors (collectively, the "Currently Owned Aircraft"), and (ii) subject to certain conditions, US Airways will assume the leases for fifteen EMB-170 aircraft (the "Leased Aircraft"), which the Debtors are currently leasing from General Electric Capital Corporation ("GECC") or an entity acting on GECC's behalf, and will assign such leases to Republic. Upon completion of the transition of the Currently Owned Aircraft and the Leased Aircraft to the Republic certificate, Republic will fly such aircraft as "US Airways Express" under the terms of the New JSA.

(b)      Embraer Master Purchase Agreement and EMB Committed Aircraft: In the event that US Airways exercises the Slots Option, and US Airways, Republic and Embraer reach an agreement for the purchase of additional aircraft from Embraer pursuant to an assumption and assignment of a certain Master Purchase Agreement between the Debtors and Embraer, as modified to reflect such agreement, the Debtors will assume and assign said Master Purchase Agreement, as so modified and amended. In addition, at US Airways' option, and so long as US Airways has arranged to have 100% leasing financing available to Republic at such time and on terms reasonably acceptable to Republic, Republic will purchase, in connection with its purchase of the Currently Owned Aircraft, the three EMB-170 aircraft that are currently committed to be delivered by Embraer (the "EMB Committed Aircraft"). US Airways retains its rights with respect to all pre-delivery deposits posted on account of the EMB Committed Aircraft.

(c)      Slots Option Not Exercised: If US Airways does not exercise the Slots Option, Republic will have a one-time option (the "Investor One-Time Option") to purchase the Currently Owned Aircraft (and, if applicable, the EMB Committed Aircraft) and to take an assignment of the leases relative to the Leased Aircraft. Such option will be exercisable upon written notice to US Airways within thirty days following either the Effective Date or the date of termination of the Investment Agreement, unless such termination occurs as a result of the Investor's breach thereunder or the Omnibus Order not having been entered by the bankruptcy court by April 20, 2005. If so exercised, US Airways will cause its affiliates to enter into the relevant Transactions Documents within thirty days after its receipt of the exercise notice.

(d)      Sale/Leaseback of Currently Owned Aircraft: The purchase price for the Currently Owned Aircraft will be $44 million (the fair market value of US Airways' equity in such aircraft) (i) less (A) any accrued maintenance costs, which will be set at an agreed rate and (B) any loss discovered through inspection of the aircraft that is not covered by warranty, and (ii) further adjusted upward for the pay down of debt on account of the Currently Owned Aircraft from the date of the Investment Agreement through the closing. If, however, the closing has not occurred prior to October 1, 2005, the purchase price will be further adjusted downward at the rate of $55,000 per month, per aircraft, on account of depreciation. In connection with such purchase and sale of the Currently Owned Aircraft, Republic will assume all current debt obligations of US Airways associated with such aircraft.

    The closing of the purchase and sale of the Currently Owned Aircraft to Republic will occur simultaneously with the closing of the Slots Option, with US Airways concurrently entering into a lease-back with respect to each of the Currently Owned Aircraft, for a period commencing on the purchase date and continuing until the completion of the transition of such aircraft to the Republic certificate, and at a monthly rate determined in accordance with the Lease Formula attached as an exhibit to the Investment Agreement. In addition to the monthly rental rates, the monthly lease payments will include payments in respect of maintenance reserves, and, at the inception of each lease, US Airways will provide a security deposit equal to two months' lease payments.

(e)      Assignment of Leased Aircraft: With respect to the assignment to Republic of each lease related to a Leased Aircraft, such assignment will occur upon the successful transition of such Leased Aircraft to the Republic certificate, whereupon Republic will assume all of US Airways' obligations with respect to such lease, subject to US Airways satisfying its cure obligations thereunder and Republic's satisfaction of the terms and conditions thereof. However, in the event that (i) US Airways defaults under any of the Transaction Documents or (ii) the Investment Agreement terminates (other than as a result of the Investor's breach thereunder or the Omnibus Order not having been entered by the bankruptcy court by April 20, 2005), Republic's obligations with respect to any lease relative to a Leased Aircraft that has not been transitioned as of the date of such default will terminate.

(f)     Purchase of Related Assets and Relocation of Maintenance Facility: If Republic acquires the Currently Owned Aircraft (and, if applicable, the EMB Committed Aircraft) and takes an assignment of the leases relative to the Leased Aircraft, Republic will purchase from the US Airways (i) a flight simulator and a cabin door trainer for an aggregate purchase price equal to the fair market value thereof, estimated to be approximately $9.5 million, and (ii) certain spare parts and tooling equipment for an aggregate purchase price equal to the fair market value thereof, not to exceed $5 million, and will, subject to certain conditions, relocate its EMB-170/-190 heavy overhaul maintenance facility to a location specified by US Airways that is east of the Mississippi River and is consistent with Republic maintaining low operating costs.

(g)     Approvals and Consents: US Airways' sale of the Currently Owned Aircraft and assumption and assignment of the Leased Aircraft will be subject to receipt of any required regulatory approvals and third party consents, including, without limitation, the consents of the ATSB Lender Parties, GECC and Embraer.

Amended and restated JSA (Exhibit c to investment agreement).
The Debtors and Chautauqua will enter into the Amended and Restated JSA, which will be assumed by the Debtors pursuant to the Omnibus Order. The modifications incorporated in the Amended and Restated JSA are set forth on Exhibit C to the Investment Agreement, and generally provide for, among other things, certain cost-reductions beneficial to the Debtors and for the right of the parties to terminate, under certain circumstances, the number of aircraft subject to the Amended and Restated JSA.

NEW JSA (eXHIBIT d TO iNVESTMENT aGREEMENT)
In the event that Republic purchases the Currently Owned Aircraft and assumes the leases relative to the Leased Aircraft, US Airways and Republic will, in connection therewith, enter into the New JSA, which will generally be in form and substance substantially similar to the Amended and Restated JSA, with the modifications set forth on Exhibit D to the Investment Agreement.

Additional Regional Jet Aircraft Purchase (exhibit E to the INVESTMENT Agreement.
In the event that the Closing under the Investment Agreement occurs, US Airways will have the option to cause Republic to purchase and finance an additional six EMB-170 aircraft and sixteen additional EMB-170 or EMB-190 aircraft, which Republic will operate on behalf of US Airways under the name "US Airways Express" pursuant to the New JSA. The agreement to place such aircraft into service is subject to Republic's ability to secure financing for such aircraft predicated upon lease rates determined pursuant to the Lease Formula on Exhibit F of the Investment Agreement.

Certain of the statements contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of the Company with respect to current events and financial performance. You can identify these statements by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should," and "continue" or similar words. These forward-looking statements may also use different phrases. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company's operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing; the ability of the Company to maintain adequate liquidity; the ability of the Company to absorb escalating fuel costs; the Company's ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company's ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 proceedings on the Company's liquidity or results of operations; the ability of the Company to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the ability of the Company to fund and execute its Transformation Plan during the Chapter 11 proceedings and in the context of a plan of reorganization and thereafter; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to attract and retain customers; the ability of the Company to maintain satisfactory labor relations; demand for transportation in the markets in which the Company operates; economic conditions; labor costs; financing availability and costs; security-related and insurance costs; competitive pressures on pricing (particularly from lower-cost competitors) and on demand (particularly from low-cost carriers and multi-carrier alliances); weather conditions; government legislation and regulation; impact of the continued military activities in Iraq; other acts of war or terrorism; and other risks and uncertainties listed from time to time in the Company's reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various prepetition liabilities, common stock and/or other equity securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

                                                                                SIGNATURES
                                                                                --------------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                                             US Airways Group, Inc. (REGISTRANT)

Date: April 5, 2005                      By :   /s/ Anita P. Beier
                                                              Anita P. Beier
                                                              Senior Vice President-Finance and Controller
                                                              (Chief Accounting Officer)

                                                             US Airways, Inc. (REGISTRANT)

Date: April 5, 2005                      By :   /s/ Anita P. Beier
                                                              Anita P. Beier
                                                              Senior Vice President-Finance and Controller
                                                              (Chief Accounting Officer)